UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 6, 2013

ADAMIS PHARMACEUTICALS CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	0-26372	82-0429727
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11455 El Camino Real, Suite 310 San Diego, CA		92130
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:  (858) 997-2400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry Into a Material Definitive Agreement.

At a meeting of the Compensation Committee of the Board of Directors of Adamis Pharmaceuticals Corporation (the “Company”) held on March 6, 2013, the committee approved the award of restricted stock units (“RSUs”) and stock options under the Company’s 2009 Equity Incentive Plan (the “Plan”) to employees and officers of the Company, covering the following numbers of shares for officers:  Dennis J. Carlo, Ph.D., President and Chief Executive Officer, 236,206 RSUs and 535,982 options; Karen K. Daniels, Vice President of Operations, 95,110 RSUs and 187,594 options; Robert O. Hopkins, Chief Financial Officer, 95,110 RSUs and 187,594 options; David J. Marguglio, Senior Vice President of Corporate Development, 118,103 RSUs and 267,991 options; and Thomas Moll, Ph.D., Vice President of Research, 95,110 RSUs and 187,594 options.  The exercise price for each such option is $0.67 per share, which was the fair market value of the common stock on the date of grant.  Each option vests and becomes exercisable as to 1/36 of the option shares monthly over a period of three years from the grant date.  A portion of the shares covered by the RSUs vests on the first anniversary of the grant date, and a portion vests in three equal annual installments on the first, second and third anniversaries of the grant date, respectively, as follows:  Dr. Carlo, 124,378 and 111,828; each of Ms. Daniels, Mr. Hopkins and Mr. Moll, 55,970 and 39,140; and Mr. Marguglio, 62,189 and 55,914.  Vesting of the RSUs and options terminates following a termination of continuous service to the Company (as defined in the Plan and any applicable award or employment agreements between the Company and the award recipient), and vesting is accelerated upon the occurrence of a Change in Control (as defined in the Plan) and certain other events, as provided in the Plan and any applicable award or employment agreements between the Company and the award recipient.  Each option and RSU is otherwise subject to the provisions of the Plan.

In addition, pursuant to the provisions of the Plan, effective March 6, 2013, each non-employee director of the Company, Kenneth M. Cohen, Tina S. Nova, Ph.D., and Craig A. Johnson, received a restricted stock unit award under the Plan covering 19,776, 19,776 and 22,575 shares, respectively, of common stock.  The RSUs vest on the first anniversary of the grant date.

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)  The Information set forth under Item 1.01 above with respect to the awards of options under the Plan is incorporated herein by reference.

Item 9.01                      Financial Statements and Exhibits.

(c)	Exhibits.

EXHIBIT	DOCUMENT

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADAMIS PHARMACEUTICALS CORPORATION

Dated: March 12, 2013	By:	/s/ Robert O. Hopkins
Name: Robert O. Hopkins
Title: Chief Financial Officer